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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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       Rule14a-6(e)(2))
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[ ]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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NEWS                                                    [LOGO - EL PASO]

For Immediate Release


INDEPENDENT PROXY VOTING AND CORPORATE GOVERNANCE ADVISORY FIRM RECOGNIZES PROGRESS MADE BY EL PASO'S BOARD IN POSITIONING COMPANY FOR THE FUTURE

Questions Zilkha/Wyatt's So-Called Business Plan and Raises Concern About Oscar Wyatt's Influence on Dissidents' Slate

HOUSTON, TEXAS, JUNE 9, 2003--El Paso Corporation (NYSE: EP) today noted a report issued by Glass, Lewis & Co., LLC recognized the substantial progress made by the incumbent Board of Directors and the compelling reasons not to support the Zilkha/Wyatt slate. Glass Lewis is an analytical research firm that uses proprietary research and extensive analysis to objectively evaluate the corporate governance, financial transparency and shareholder safeguards of public companies and advise shareholders on the exercise of their voting rights.

The independent report recognizes the substantial progress El Paso has made and the limited benefits and substantial risks arising from the Zilkha/Wyatt so called business plan and expresses concerns about Oscar Wyatt's influence on the Zilkha/Wyatt slate.

EL PASO'S SIGNIFICANT PROGRESS
------------------------------

Specifically, the report, issued June 9, stated:

     "[T]he incumbent Board of Directors has substantially improved its batting average. ... It has made significant progress in selling non-core businesses and de-levering the balance sheet. It has added experienced new members to the Board, including an executive with substantial accounting and financial experience and several with deep industry knowledge. And, it has enhanced the corporate governance profile of the Company."

FLAWS IN THE ZILKHA/WYATT SO-CALLED BUSINESS PLAN
-------------------------------------------------

     "In our view, Mr. Zilkha and the dissidents have not offered a very detailed plan for operating the business." Specific areas of concern mentioned:

     -    CAPITAL EXPENDITURES

     "Mr. Zilkha and his team have proposed reducing capital expenditures from more than $2 billion to approximately $1 billion annually. We fail to understand how this is possible. In particular, the incumbent Board has already substantially reduced capital expenditures and has focused more than 87% of them on the core business. We understand that much of the planned capital spending is necessary to maintain the existing pipeline assets in working order and in compliance with environmental laws. Mr. Zilkha and his team have not offered a very detailed plan for cutting capital expenditures and we find it hard to believe that there is still more than one billion dollars of unnecessary spending planned by the incumbent team." (emphasis added)

     -    CALIFORNIA SETTLEMENT

     "From our standpoint, the Company's progress in settling with FERC has been an extremely positive development. Similarly, a review of the transcript of the Company's March 21, 2003 conference call regarding the settlement suggests that the analyst community feels the same way."

     "Recent comments from Stephen Chesebro', the dissidents' proposed CEO, suggest that the dissidents may not feel compelled to adhere to the terms of the recent settlement of the FERC charges stemming from the Western States energy crisis."

     "Since the litigation settlement is only an agreement in principle, comments such as [Chesebro's] risk undermining the Company's ability to complete the final agreements. Reintroducing any uncertainty concerning the liability associated with the settlement only harms shareholders and dampens their ability to value the Company and the stock accurately."

     -    ASSET SALES

     "The incumbents have been executing on their asset sale plan for some months, yet the dissidents' plan would suspend the existing sales activity. We fail to see the advantage to the dissident's approach." (emphasis added)

     -    REDUCING EXPENSES

     "The dissidents have stated that they do not plan massive layoffs and have failed to explain their plan for reducing expenses." (emphasis added)

     -    OSCAR WYATT'S ROLE

     "Mr. Zilkha's camp rightly comes under serious fire from the incumbents for the presence of Oscar Wyatt in this proxy contest."

     "[W]e are concerned about the role, if any, he might play if the dissidents are in fact successful."

     "We worry that investors may not be best served by a Board that might feel beholden to Mr. Wyatt when and if it negotiates the sale of Company assets to him or seeks to settle the Company's claim for his debt obligation."

     -    NO CHANGE OF CONTROL PREMIUM BY ZILKHA/WYATT

     "Mr. Zilkha has not quite put his money where his mouth is: he does not seek to acquire the Company nor pay shareholders a premium for the right to control its destiny. Rather, on the basis of a substantial complaint but relatively vague going-forward plan, he seeks what is effectively a change-of-control but without actually paying any consideration to existing shareholders."

     -    SUBSTANTIAL RISKS, WITHOUT BENEFIT, OF CHANGING THE BOARD

     "The swapping-out of an entire board comes with certain costs..."

     "[G]iven the similarity in strategy and lack of specificity provided by the dissidents, introducing an entirely new board to "re-start" the existing initiatives seems unwise; it adds substantial risk ... without obvious benefit."

El Paso noted that, notwithstanding its criticism of certain of the company's past actions, the Glass Lewis report recognizes El Paso's substantial progress as referred to above and recommends voting for nine of the Company's twelve director nominees.

Ronald L. Kuehn, Jr., chairman and chief executive officer of El Paso, urged shareholders "to vote their WHITE proxy card for El Paso's nominees so that we can finish repositioning the company." He added, "Your vote is critical, no matter how many shares you own. Time is short as the June 17 Annual Meeting is rapidly approaching."

Shareholders who support the Board's detailed business plan, which is working, and want to avoid the risks without benefits from the Zilkha/Wyatt so called business plan should execute the WHITE proxy card to support El Paso's nominees.

Shareholders who agree with El Paso's decision to settle the California litigation and want to avoid reintroducing the uncertainty created by the Zilkha/Wyatt slate's implied threat to derail the California settlement should execute the WHITE proxy card to support El Paso's nominees.

Shareholders who are concerned about any role for Oscar Wyatt should execute the WHITE proxy card to support El Paso's nominees.

The Board of Directors urges El Paso shareholders to vote FOR the election of El Paso's slate of 12 highly qualified directors on El Paso's WHITE proxy card, NOT to sign the blue proxy card sent to you by Messrs. Zilkha and Wyatt and to DISCARD any blue proxy card they may send to you in the future.

El Paso shareholders who have any questions about voting their proxy or need additional information about El Paso or the stockholders meeting, please contact MacKenzie Partners, Inc. at (800) 322-2885 or visit El Paso's Web site at www.elpaso.com.

El Paso is not affiliated with Glass, Lewis & Co., LLC.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, and midstream services. Rich in assets, El Paso is committed to developing and delivering new energy supplies and to meeting the growing demand for new energy infrastructure. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; the successful implementation of the settlement related to the Western Energy Crisis; material and adverse impacts from our proxy contest with Selim Zilkha/Oscar Wyatt; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

ADDITIONAL IMPORTANT INFORMATION

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research are quoted in this document, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632

Investor Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Alternate Contacts
Joele Frank/Dan Katcher
Office: (212) 355-4449
Fax: (212) 355-4554